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                                                                   Exhibit 3-291
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                        The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                            ARTICLES OF ORGANIZATION

                             (Under G.L. Ch. 156B)
                                   ARTICLE I

                        The name of the corporation is:
                  Westford Nursing and Retirement Center, Inc.


                                   ARTICLE II


  The purpose of the corporation is to engage in the following business activities:

To engage in the ownership, management and operation of health care facilities located in the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities intermediate care facilities, long-term care facilities and rest homes) and residential facilities (including apartments, housing and living facilities), and all activities directly or indirectly related thereto, and further to engage in and carry on any other business activities permitted to a corporation organized under the laws of the Commonwealth of Massachusetts, as from time to time amended.

The corporation shall have and be authorized to exercise any and all powers now or hereafter vested in or conferred upon business corporations by the Commonwealth of Massachusetts, as from time to time amended.

This corporation will not engage in any activity which may be considered to be the practice of medicine.

                                   92-154027

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long o each article requiring each such addition is clearly indicated.

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                                  ARTICLE III


The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows :

        WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
-------------------------------------    --------------------------------------
     TYPE           NUMBER OF SHARES     TYPE     NUMBER OF SHARES     PER VALUE
-------------------------------------    --------------------------------------
COMMON:                                  COMMON:      200,000           $1.00
-------------------------------------    --------------------------------------
PREFERRED:                               PREFERRED:
-------------------------------------    --------------------------------------


                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the o, voting powers, qualifications, special or o rights or privileges as to each type and class thereof and any series now established.

         N/A


                                   ARTICLE V


The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any o are as follows:

During any period that the corporation is a small business corporation (an "S" corporation), as defined by Section 1361(b) of the Internal Revenue Code of 1986, as amended (the "Code"), no share of stock shall be transferred to any shareholder which would cause a terminatin under Section 1362(d) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing prior to or at the time of such transfer by stockholders then holding more than one-half of the shares (whether voting or non-voting) of stock of the corporation.

In addition, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/ or under any agreement to which the corporation shall be a party.


                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for o regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None")

                     See attachment




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                                  ARTICLE VII


The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.


                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)

                                            One High Street, Building 6.
                                            North Andover, MA 01845

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                      NAME                                  RESIDENCE                            POST OFFICE ADDRESS
President             Alan D. Solomont                      220 Ridgeway Road                    One High Street, Building 6,
                                                            Weston, MA 02193                     North Andover, MA 01845

Treasurer:            Robert I. Kahn                        24 Monor House Road                  Programming International
                                                            Newton, MA 02158                     409, Lexington Street
                                                                                                 Auburndale, MA 02166

Clerk:                Alan D. Solomont                      See above                            See above

Asst. Treas.          Alan D. Solomont                      See above                            See above
Directors             See attachment


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of
     December 31

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
     N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the o and penalties of perjury, I/WE, whose signature(s) appear below o
o and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature o of forming this corporation, under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organisation as incorporation(s) this 2nd day of June 1993.

       /s/ [graphic omitted]
-------------------------------------------------------------------------------
           Alan D. Solomont
           One High Street, Building 6
-------------------------------------------------------------------------------
           North Andover, MA 01845
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NOTE: if o


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                                   ATTACHMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                 WESTFORD NURSING AND RETIREMENT CENTER, INC.

ARTICLE VI  (i) The Board of Directors shall have the power to amend the By-
                Laws of the corporation in the manner provided in such By-
                Laws.

           (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

          (iii) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

           (iv) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


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